CORRESP 1 1234567890 xxxxxxxx CORRESP DOCUMENT ASSEMBLED FOR VALIDATION PURPOSES ONLY ON 99.4 L&L Pro forma

L&L Financial Holdings, Inc.

L&L PRO FORMA STATEMENT FOR THE YEAR 2004

Special Disclosure for Public Companies

Supplemental information on pro forma basis for the period in which a material business combination occurs.

1)	Result of operations for the fiscal year ended April 30, 2005 as though the combination had been completed at the beginning of the period.

L & L FINANCIAL HOLDINGS, INC. PRO FORMA STATMENT

CONSOLIDATED STATEMENTS OF RESULT OF OPERATIONS For the Year Ended April 30, 2005

RENVENUE:
Sales, net of tax	$13,986,730
Service Revenues	459,808
14,446,538

Cost of Goods Sold	(10,144,019)

OPERATING COSTS AND EXPENSES:
Personnel costs	1,440,152
General and administrative expenses	2,289,961
Total operating expenses	3,730,113

OTHER (EXPENSES)/INCOME:
Interest expense	(155,982)
Gain on sales of machinery	422,277
Other income	458,862
Other expenses	(76,349)

Total other income	648,808

INCOME BEFORE EXTRAORDINARY ITEMS AND
CUMULATIVE EFFECT OF ACCOUNTING CHANGES	1,221,214

Extraordinary items	0
Cumulative effect of accounting changes	0

Income after extraordinary items and cumulative effect of	1,221,214

accounting changes

LESS PROVISION FOR INCOME TAXES	0

1,221,214

MINORITY INTEREST	(875,489)

NET INCOME	345,724

OTHER COMPREHENSIVE INCOME:
Foreign currency translation	(2,071)

Total other comprehensive income	(2,071)

COMPREHENSIVE INCOME	$343,653

EARNINGS PER SHARE – basic & diluted	0.019

WEIGHTED AVERAGE SHARES OUTSTANDING – basic &
diluted	18,005,225

2)	Results of operations for the comparable prior fiscal year ended April 30, 2004 as though the combination had been completed at the beginning of that period if comparative financial statements are presented.

L & L FINANCIAL HOLDINGS, INC.
PRO FORMA STATEMENT
CONSOLIDATED STATEMENTS OFRESULT OF OPERATIONS
For the Year Ended April 30, 2004

RENVENUE:
Sales, net of tax	$12,352,091
Service Revenues	570,502

12,922,593

Cost of Goods Sold	(10,087,096)

OPERATING COSTS AND EXPENSES:
Personnel costs	1,251,717
General and administrative expenses	3,710,436

Total operating expenses	4,962,153

OTHER (EXPENSES)/INCOME:
Interest expense	(164,462)
Gain on sales of machinery	32,217

Other income	187,555
Other expenses	(788,835)

Total other expenses	(733,523)

LOSS BEFORE EXTRAORDINARY ITEMS AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	(2,860,180)

Extraordinary Items	0
Cumulative effect of accounting changes	0

Loss after extraordinary items and cumulative effect of
accounting changes	(2,860,180)

LESS PROVISION FOR INCOME TAXES	0

(2,860,180)

MINORITY INTEREST	1,404,511

NET LOSS	$(1,455,669)

OTHER COMPREHENSIVE INCOME:
Foreign currency translation	(2,071)

Total other comprehensive loss	(2,071)

COMPREHENSIVE LOSS	$(1,457,740)

EARNINGS PER SHARE – basic & diluted	(0.27)

WEIGHTED AVERAGE SHARES OUTSTANDING – basic &
diluted	5,388,292